PROMISSORY NOTE

(Secured)

$340,000.00	July 31, 2014

For value received, the undersigned, Bone Biologics, Inc., a California corporation (the “Company”), hereby promises to pay to AFH Holding and Advisory, LLC (“AFH”), at 4751 Wilshire Blvd., Suite 110, Los Angeles, CA 90010, or any other place designated in a writing submitted by AFH to the Company, the principal sum of Three-Hundred Forty Thousand Dollars and 00/100 ($340,000.00), together with interest thereon, as calculated below. All sums owing under this Promissory Note (this “Note”) are payable in lawful money of the United States of America, in immediately available funds.

1. Interest. Interest on all sums owing on this Note shall accrue at a rate of eight and one-half percent (8.5%) per annum, commencing ninety days after the Effective Date and continuing until the Maturity Date, and at a rate of eight and one-half percent (8.5%) per annum, commencing on the Maturity Date and continuing until this Note is paid in full, based on a three hundred sixty (360) day year and charged on the basis of actual days elapsed.

2. Payment. The Company shall make payments of principal to AFH commencing on the Initial Date. Payments of principal by the Company to AFH shall be made as follows: $250,000.00 contemporaneous with the Company closing on a total of $1,500,000.00 in the Offering (the “Initial Date”); and $90,000.00 contemporaneous with the Company closing on a total of $2,040,000.00 in the Offering. For purposes of this Note, the term “Offering” shall mean that certain upcoming offering pursuant to which the Company will be selling between $1,000,000.00 and $5,000,000.00 worth of its $0.001 par value per share common stock to investors. Payments to third-parties out of the proceeds of the Offering shall be made in accordance with the terms of that certain Amended and Restated Letter of Intent, dated May 7, 2014, by and among the Company, the Musculoskeletal Transplant Foundation, Inc., a District of Columbia Corporation (“MTF”), and AFH.

3. Maturity Date. If not already due and payable in accordance with the terms of Section 2, the outstanding principal balance shall be due and payable in full six (6) months after the Effective Date (the “Maturity Date”); provided, however, that the Company may pay all or any portion of such outstanding principal at any time before such date without penalty.

4. Late Fee. If any installment is not received by AFH within ten (10) Business Days of being due, the Company will pay a late fee of five percent (5%) of the overdue amount as a late fee. Acceptance of any late fee shall not constitute a waiver of default with respect to the overdue amount, and such late fee shall be paid by the Company in addition to any other costs, attorneys’ fees, and remedies to which AFH may be entitled as a result of an Event of Default under this Note.

5. Events of Default. At the option of AFH, the entire unpaid principal amount of this Note and any accrued interest thereon shall become immediately due and payable if an Event of Default shall occur. Each of the following events shall constitute an Event of Default hereunder:

a. The failure to pay when due the amount of any interest or principal payment required to be paid hereunder, which failure continues for thirty (30) days after the Company receives written notice of such nonpayment;

b. A petition or action for relief shall be filed by or against the Company, pursuant to the Federal Bankruptcy Code (Title 11, U.S. Codes) in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, moratorium, creditor composition, arrangement or other relief from debts; the appointment of a receiver, trustee, custodian or liquidator of or for any property of the Company; or upon the insolvency, dissolution, or termination of the business of the Company;

c. The Company shall (i) admit in writing its inability to pay its debts generally as they mature; (ii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iii) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business;

d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; and

e. The Company fails to comply with any covenant, condition or provision contained in this Note or materially breaches any provision hereof, and such failure continues or such breach is not corrected within thirty (30) days after the Company receives written notice of such failure or such breach.

6. Attorneys’ Fees. If any attorney is engaged by AFH to enforce or defend any provision of this Note, or as a consequence of any default hereunder, with or without the filing of any legal action or proceeding, then the Company shall pay to AFH immediately upon demand all attorneys’ fees and all costs incurred by AFH in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

7. Waiver. AFH’s acceptance of partial or delinquent payment from the Company, or AFH’s failure or delay in exercising any right hereunder, shall not constitute a waiver of any obligation of the Company hereunder, or any right of AFH hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Any waiver of any term of this Note and any amendment to this Note must be made in writing and signed by AFH and the Company, and shall in all cases be limited to the express terms of such waiver or amendment. No previous waiver by AFH with respect to the terms of this Note shall constitute a waiver of any later breach, default, or failure of any condition under this Note. Except as otherwise provided in this Note, the Company waives: statutes of limitation; presentment; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of cost, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in any proceeding against any of the rights or interests in or to properties securing payment of this Note, if any.

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8. Security. As security for payment of this Note, AFH will receive a Standby Letter of Credit from MTF for the full principal of this Note pursuant to the terms of that certain Agreement, by and among the Company, AFH Acquisition X, Inc. and Bone Biologics Acquisition Corp. , in the form attached hereto as Exhibit A.

9. Order of Payments. Payments shall be applied first to any fees or other costs owed to AFH in connection with the enforcement and collection of this Note as provided by this Note, thereafter to the outstanding amount of interest, if any, and thereafter to the outstanding principal amount.

10. Bank Account Designated by AFH. Payments shall be made by electronic transfer to the bank account designated in writing by AFH.

11. Transfer of Note. AFH may assign or pledge all or part of its rights under this Note. Whenever in this Note there is reference made to AFH, such reference shall be deemed to include as applicable, a reference to the respective successors and assigns of AFH. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.

12. General Provisions. This Note is intended by AFH and the Company as the complete and final expression of their agreement concerning the subject matter herein. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by AFH and the Company. No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Note. If any provision of this Note is found to be illegal, invalid, or unenforceable, such provision shall be enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Note shall be construed as if such provision had never been a part of this Note, and the remaining provisions shall continue in full force and effect. The provisions hereof are binding upon the successors of the Company and inure to the benefit of the successors of AFH. Each right, power, and remedy provided in this Note shall be cumulative and shall be in addition to every other right, power, and remedy provided in this Note now or hereafter existing at law, in equity or otherwise. The section and paragraph headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. The term “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in California or New York are obligated by any legal requirement to close.

13. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that Federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction and venue of the Federal and State of California courts situated in Los Angeles, California, and also consent to service of process by any means authorized by California or Federal law.

14. Effective Date. This Note is made effective as of the date first set forth above (the “Effective Date”).

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the Effective Date.

THE COMPANY:	Bone Biologics, Inc.,
a California corporation

	By:	/s/ Michael Schuler
Michael Schuler, Chief Executive Officer

[Signature Page to Promissory Note]

EXHIBIT A

FORM OF LETTER OF CREDIT

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 1

DATE: JULY 25, 2014

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 68105133

ISSUING BANK BANK OF AMERICA, N.A. ONE FLEET WAY PA6-580-02-30 SCRANTON, PA 18507-1999

BENEFICIARY AFH HOLDING & ADVISORY, LLC AMIR F HESHMATPOUR CHAIRMAN & MANAGING DIRECTOR 9595 WILSHIRE BLVD SUITE 700	APPLICANT MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC. 125 MAY STREET EDISON, NJ 08837

BEVERLY HILLS, CA 90212

AMOUNT

NOT EXCEEDING USD 340,000.00

NOT EXCEEDING THREE HUNDRED FORTY THOUSAND AND 00/100’S US DOLLARS

EXPIRATION

JULY 25, 2015 AT OUR COUNTERS

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER 68105133 IN YOUR FAVOR.

THIS CREDIT IS AVAILABLE WITH BANK OF AMERICA BY PAYMENT AGAINST PRESENTATION OF BENEFICIARY’S DRAFT(S) AT SIGHT DRAWN ON BANK OF AMERICA N.A.

DRAFT(S) MUST BE ACCOMPANIED BY:

1.	THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

2.	AN AFFIDAVIT SIGNED BY AFH HOLDING AND ADVISORY LLC, CERTIFYING ONE OF THE FOLLOWING:

QUOTE

A. BONE BIOLOGICS HAS FAILED TO RECEIVE EXTERNAL FUNDING TO EXTINGUISH THE FULL AMOUNT OF $340,000 OR A PORTION THEREOF STILL OWED UNDER THE PURCHASE AGREEMENT TO ACQUIRE AFH ACQUISITION X, OR HAS NOT PAID AMOUNTS DUE AND OUTSTANDING. AS OF THE DATE OF THIS DRAWING SUCH PAYMENT HAS NOT BEEN RECEIVED, AND THEREFORE WE DRAW IN

CERTIFIED TRUE COPY

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68105133

THE AMOUNT OF $___________ OWED BY BONE BILOGICS.

UNQUOTE

QUOTE

B. BONE BIOLOGICS HAS RECEIVED EXTERNAL FUNDING TO EXTINGUISH THE FULL AMOUNT OF $340,000 OR A PORTION THEREOF STILL OWED UNDER THE PURCHASE AGREEMENT TO ACQUIRE AFH ACQUISITION X, BUT HAS NOT PAID AMOUNTS DUE AND OUTSTANDING. AS OF THE DATE OF THIS DRAWING SUCH PAYMENT HAS NOT BEEN RECEIVED, AND THEREFORE WE DRAW IN THE AMOUNT OF $ OWED BY BONE BILOGICS.

UNQUOTE

PARTIAL DRAWINGS AND MULTIPLE DRAWINGS ARE ALLOWED.

DRAFT(S) MUST STATE “DRAWN UNDER BANK OF AMERICA N.A., STANDBY LETTER OF CREDIT NUMBER 68105133 DATED JULY 22, 2015.”

DRAFT(S) AND DOCUMENTS SHALL BE PRESENTED AT OUR OFFICES AT BANK OF AMERICA, N.A. ONE FLEET WAY, PA6-580 - 02-30, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS, STANDBY UNIT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND PAYMENT OF OUR TRANSFER FEE. SUCH TRANSFER FORM TRANSFER FORM IS AVAILABLE UPON REQUEST.

COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE ADDRESSED TO US AT ONE FLEET WAY, PA6-580 - 02 - 30, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS, STANDBY UNIT, PHONE: 1-800-370-7519, SPECIFICALLY REFERRING TO THE NUMBER OF THIS LETTER OF CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519 OPT 1 .

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 2 PAGE(S).

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 1

DATE: JULY 28, 2014

AMENDMENT TO IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 68105133

AMENDMENT NUMBER 1

ISSUING BANK BANK OF AMERICA, N.A. ONE FLEET WAY PA6-580-02-30 SCRANTON, PA 18507-1999

BENEFICIARY AFH HOLDING & ADVISORY, LLC AMIR F HESHMATPOUR CHAIRMAN & MANAGING DIRECTOR 10830 MASSACHUSETTS AVE	APPLICANT MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC. 125 MAY STREET EDISON, NJ 08837

PENTHOUSE SUITE LOS ANGELES, CA 90 024

THIS AMENDMENT IS TO BE CONSIDERED AN INTEGRAL PART OF THE ABOVE CRED: AND MUST BE ATTACHED THERETO.

THE ABOVE MENTIONED CREDIT IS AMENDED AS FOLLOWS:

THE BENEFICIARY HAS BEEN AMENDED TO:

AFH HOLDING & ADVISORY, LLC

AMIR F HESHMATPOUR

CHAIRMAN & MANAGING DIRECTOR

10830 MASSACHUSETTS AVE

PENTHOUSE SUITE

LOS ANGELES, CA 90024

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS AMENDMENT, PLEASE CALL 800-370-7519 OPT 1 .

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 1 PAGE(S).

ORIGINAL